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                                                                      EXHIBIT 99
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HAWK
Corporation



FOR IMMEDIATE RELEASE                  CONTACT:     Ronald E. Weinberg
                                                    Chairman and CEO
                                                    (216) 861-3553

                                                    Jeffrey H. Berlin
                                                    President and COO
                                                    (216) 861-3553


                      HAWK EXTENDS CONSENT PAYMENT DEADLINE
                   FOR EXCHANGE OFFER AND CONSENT SOLICITATION


CLEVELAND, Ohio - October 2, 2002 - Hawk Corporation (NYSE: HWK) announced today, in connection with its offer to exchange new 12% Senior Notes due 2006 ("New Notes") for its outstanding 10 1/4% Senior Notes due 2003 ("Old Notes") and its related solicitation of consents to amend the indenture for the Old Notes, that it has extended the consent payment deadline (the deadline by which valid and unrevoked consents must be received in order to be eligible to receive a consent payment) until 5:00 p.m., New York City time, on October 10, 2002.

         The exchange offer and consent solicitation are subject to the terms and conditions of the Prospectus and Consent Solicitation Statement dated September 12, 2002 (the "Prospectus"), as amended hereby, that the Company has filed with the Securities and Exchange Commission. This announcement amends and supplements the Prospectus and the related letter of transmittal with respect to the matters described above. All other terms and conditions of the Prospectus and the related letter of transmittal remain in full force and effect.

         Persons with questions regarding the exchange offer and consent solicitation should contact the information agent, D.F. King & Co., Inc., at
(212) 269-5550 (banks and brokerage firms) or (800) 290-6430 (all others).

         This press release is not an offer to sell or the solicitation of an offer to buy any security and does not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The exchange offer and consent solicitation are made solely by the Prospectus.

THE COMPANY
Hawk Corporation is a leading worldwide supplier of highly engineered products. Its friction products group is a leading supplier of friction materials for brakes, clutches and transmissions used in airplanes, trucks, construction equipment, farm equipment and recreational vehicles. Through its precision components group, the Company is a leading supplier of powder metal components for industrial applications, including pump, motor and transmission elements, gears, pistons and anti-lock sensor rings. The Company's performance


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automotive group manufactures clutches and gearboxes for motorsport applications and performance automotive markets. The Company's motor group designs and manufactures die-cast aluminum rotors for small electric motors used in appliances, business equipment and exhaust fans. Headquartered in Cleveland, Ohio, Hawk has approximately 1,550 employees and 16 manufacturing sites in five countries.

FORWARD-LOOKING STATEMENTS
This press release includes forward-looking statements regarding Hawk's exchange offer and consent solicitation that involve risks and uncertainties. These forward-looking statements are based upon management's expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company that could cause actual results to differ materially from such statements. Actual results and events may differ significantly from those projected in the forward-looking statements. Reference is made to Hawk's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2001, its quarterly reports on Form 10-Q, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Hawk Corporation is online at: http://www.hawkcorp.com/